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                                                                  Exhibit 3

                       Cambridge Electric Light Company
                                   Form 8-K
                     For Event Reported December 30, 1998

                         Notes to Unaudited Pro Forma
                         Condensed Financial Statements

Balance Sheet

1. The historical financial statements of Cambridge Electric Light Company (the Company) as of September 30, 1998 have been adjusted to give effect to the transaction between the Company and Southern Energy Kendall, L.L.C., (Southern), a subsidiary of Southern Company, that occurred on December 30, 1998. On that date, the Company completed the sale of its generating assets to Southern. The pro forma financial statement adjustments are based on the book value of the assets that were sold by the Company.

        The pro forma balance sheet also reflects the repayment of the Company's long and short-term debt with proceeds from the sale of its generating assets and proceeds from the planned issuance of long-term debt by the Company ($25 million).

        The equity component of the Company's capitalization structure has been reduced through a payment to the Company's stockholder, Commonwealth Energy System (the Parent), to reflect the lower level of plant assets of the Company after the transaction.

2. A reconciliation of the cash proceeds from the sale of these assets and the subsequent financing plan reflected in these financial statements is as follows:
                                                      (Dollars in thousands)

        Cash balance at September 30, 1998                    $   410

        Proceeds from sale                                     60,199
        Long-term debt issue                                   25,000
        Payment to Parent to reflect reduced capitalization   (17,000)
        Tax liability related to sale                         (20,907)
        Transaction costs                                      (1,629)
        Retirement of debt -
            Short-term                                        (26,500)
            Long-term                                         (10,000)
        Lost revenue                                           (4,002)
        Other items                                            (5,161)

        Pro forma cash balance at September 30, 1998          $   410

Income Statement

        The net after-tax gain from the sale of the Company's generating assets is reflected as a regulatory liability to its customers. The pro forma income statement adjustments for electricity purchased for resale, transmission and fuel and other operation and maintenance represent the amounts resulting from the assets sold.
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                                                                   Exhibit 3
                                                                  (Continued)

                       Cambridge Electric Light Company

        Other operation and maintenance for the twelve months ended December 31, 1997 includes a one-time charge of $2,490,000 for costs associated with a personnel reduction program implemented during the second quarter of 1997.

Summary of Significant Pro Forma Adjustments

                                                Debit             Credit
                                                 (Dollars in thousands)
Entry 1:

Property, plant and equipment                                     $33,511
Cash                                            $60,199
Accumulated provision for depreciation           23,289
Stranded investment customer liability                             50,744
Deferred tax reserve                             21,208
Accrued income taxes                                               20,907
Provision for deferred taxes                                          301
Miscellaneous expense                               767

    To record the sale of the assets, the regulatory liability that represents the gain from the sale pursuant to the Company's divestiture filing with the DTE, and the accrual of income taxes associated with the sale.

Entry 2:

ITC reserve                                     $   394
Amortization of ITC                                               $   394

Deferred tax reserve                            $    72
Provision for deferred taxes                                      $    72

    To reverse excess taxes and ITC relating to generating assets that were sold.

Entry 3:

Accrued income taxes                            $20,907
Transaction costs                                 1,629
Cash                                                              $22,536

    To record the payment of income taxes and transaction costs associated with the sale.

Entry 4:

Stranded investment customer liability           $5,631
Deferred charges                                                   $5,631

    To record a reduction in the regulatory liability to customers for transaction costs and certain revenue.
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                                                                   Exhibit 3
                                                                  (Continued)

                       Cambridge Electric Light Company

Entry 5:

Common stock                                    $17,000
Cash                                                              $17,000

Cash                                            $25,000
Long-term debt                                                    $25,000

    To record a reduction in the Parent's investment in the Company and the issuance of long-term debt to reflect a more appropriate capitalization structure.

Entry 6:

Short-term notes payable                        $26,500
Maturing long-term debt                          10,000
Cash                                                              $36,500

    To record the retirement of long and short-term debt.